UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 11, 2020

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 La Terraza Blvd., Ste 101

Escondido, CA 92025

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On May 11, 2020, TearLab Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Accelmed Partners II LP, a Cayman Islands exempted limited partnership (“Buyer”), and Accelmed Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Buyer. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The terms of the Merger Agreement provide that, unless otherwise specified in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock and preferred stock of the Company will be canceled and converted into the right to receive an amount equal to $0.0586 per share in cash (other than (a) shares that are then owned by Buyer, Merger Sub, certain affiliate funds of CRG L.P. (“CRG”), or any of their respective Affiliates, or (b) shares that are then owned by the Company or any of its subsidiaries).

The terms of the Merger Agreement also provide that each stock option of the Company that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, will be cancelled without any consideration payable therefor and each holder of such stock options will cease to have any rights with respect to such stock options.

The terms of the Merger Agreement also provide that each warrant to purchase stock of the Company will be cancelled and terminated and of no further force or effect.

The Merger and the Merger Agreement have been approved by the board of directors of the Company.

Completion of the transaction is subject to closing conditions set forth in Article VI of the Merger Agreement, including (i) the absence of any order, judgment or decree by any governmental entity that has the effect of making the transactions contemplated by the Merger Agreement illegal, otherwise restraining or prohibiting the consummation of such transactions or causing any of such transactions to be rescinded following completion, (ii) subject to certain exceptions, the accuracy of each party’s representations and warranties, (iii) compliance in all material respects by each party with its obligations under the Merger Agreement, (iv) that the Amendment (as defined below) is in full force and effect, (v) achievement of certain threshold figures for free cash and transaction expenses of the Company, (vi) the amendment of certain employee agreements, and (vii) a minimum number of shares subject to appraisal claims under applicable law. The transaction is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties of both the Company and Buyer. The Company has also agreed to customary covenants regarding the operation of the Company and its subsidiaries prior to the closing of the Merger, including covenants not to, during the pendency of the Merger, solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain customary termination rights for the Company and Buyer, including a right for either party to terminate the Merger Agreement if the Merger is not completed by August 31, 2020. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obligated to pay Buyer a termination fee of $500,000. Additionally, Buyer will have the right to terminate the Merger Agreement under certain circumstances in connection with its due diligence findings or, subject to the payment to the Company of a termination fee of $500,000, if Buyer determines that, as a result of the COVID-19 pandemic, the transactions contemplated by the Merger Agreement have become impracticable.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of NTD: being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

Amendment to Loan Agreement

On May 11, 2020, the Company entered into a Consent and Amendment No. 9 (the “Amendment”) to its Term Loan Agreement, dated as of March 4, 2015, as amended by the Omnibus Amendment Agreement, dated as of April 2, 2015, Amendment 2, dated as of August 6, 2015, Amendment 3, dated as of December 31, 2015, Amendment 4, dated as of April 7, 2016, Amendment 5, dated as of October 12, 2017, Amendment 6, dated as of April 4, 2018, Amendment 7, dated as of November 12, 2018, and Amendment 8, dated as of October 4, 2019, by and among the Company, certain of its subsidiaries from time to time party thereto as guarantors and certain affiliate funds of CRG as lenders (the “Loan Agreement”). The Amendment provides for the lenders’ consent to the transactions contemplated in connection with the Merger. Pursuant to the Amendment and the related Trigger Exchange Agreement described below, the Company prepaid on the Amendment effective date $694,417.68 in aggregate principal of the loans outstanding under the Loan Agreement by issuing to the lenders thereunder 11,850,131 shares of common stock of the Company in exchange for and satisfaction of such partial principal prepayment.

The Amendment also provides for, among others, the following additional amendments to the Loan Agreement to become effective upon the consummation of the Merger, the contribution of $17 million to the Company from Buyer and satisfaction of the other conditions set forth in the Amendment (the “Accelmed Closing Date”):

●	The Company would make a $5 million partial prepayment of the outstanding loans under the Loan Agreement.
●	During the first two years until approximately two years after the date of the Amendment, the outstanding loans under the amended Loan Agreement would not amortize but would continue to accrue interest (the “Interest Only Period”). Following the Interest Only Period, the loans would amortize in eight equal quarterly payments.
●	The existing interest rate on the loans would be reduced from thirteen percent (13%) per annum to eight percent (8%) per annum, which the Company may choose to pay in cash or in kind during the Interest Only Period.
●	The maturity date of the loans under the Loan Agreement would be extended to a four (4) year maturity.
●	The company would be allowed to prepay the loans at any time without any prepayment penalties.
●	The existing minimum revenue covenant would be deleted, together with the related right to cure breaches of such minimum revenue covenant with limited equity contributions.

●	The minimum liquidity covenant would be reduced from $3 million to $1 million.
●	The lenders under the Loan Agreement would continue to be able to designate a board observer during any time that the lenders have not designated a director on the Company’s board of directors.
●	The definition of a “change of control” would be amended to take the Company’s new ownership into account, so that the lenders and/or Accelmed and their respective affiliates owning more than 50% of the Company would not constitute a change of control under the Loan Agreement.
●	A new event of default would be added to the Loan Agreement as follows: if the Company or any of its subsidiary guarantors breach in any material respect the Merger Agreement, the Trigger Exchange Agreement or any other material agreement contemplated by the Accelmed transactions referred to in the Amendment, subject to a thirty day cure period so long as the Company is using commercially reasonable efforts to remedy such breach.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment (including the form of amended Loan Agreement attached thereto), attached hereto as Exhibit 10.1 and incorporated herein by reference.

Trigger Exchange Agreement

On May 11, 2020, the Company entered into a Trigger Exchange Agreement (the “Trigger Exchange Agreement”) with the lenders under the Loan Agreement. Immediately following the signing of the Merger Agreement, pursuant to the Trigger Exchange Agreement, the Company prepaid $694,417.68 in aggregate principal of the loans outstanding under the Loan Agreement by issuing to the lenders thereunder 11,850,131 shares of common stock of the Company in exchange for and satisfaction of such partial principal prepayment, at a price per share equal to $0.0586.

The foregoing summary of the Trigger Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trigger Exchange Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement, Amendment to Loan Agreement and Trigger Exchange Agreement” is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement, Amendment to Loan Agreement and Trigger Exchange Agreement” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of shares of common stock to the affiliate funds of CRG is incorporated into this Item 3.02 by reference. Such shares of common stock will, when issued, not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and will be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act, or in the case of the shares of common stock of the Company issued pursuant to the Trigger Exchange Agreement, under Section 3(a)(9) of the Securities Act.

Item 5.01. Change in Control of Registrant.

The information set forth in Item 1.01 above with respect to the issuance of shares of common stock to certain affiliates of CRG is incorporated into this Item 5.01 by reference.

Item 8.01. Other Events.

On May 11, 2020, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 11, 2020, by and among Buyer, Merger Sub, and the Company *
10.1	Consent and Amendment No. 9 to Term Loan Agreement, dated May 11, 2020
10.2	Trigger Exchange Agreement, dated May 11, 2020
99.1	Press release, dated May 11, 2020

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company and Buyer. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address each company’s expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of the Company and Buyer (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Those risks, uncertainties and assumptions include: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; the failure to satisfy any of the conditions to the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; and other risks described in the Company’s filings with the United States Securities and Exchange Commission, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Forward-looking statements speak only as of the date of this communication. Neither the Company nor Buyer undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 11, 2020, by and among Buyer, Merger Sub, and the Company *
10.1	Consent and Amendment No. 9 to Term Loan Agreement, dated May 11, 2020
10.2	Trigger Exchange Agreement, dated May 11, 2020
99.1	Press release, dated May 11, 2020

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Michael Marquez
Michael Marquez
Chief Financial Officer

Date: May 11, 2020